Exhibit 99.01

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: February 19, 2013	Media	Relations:
	Teresa Souza	Steve Busser
	915/543-5823	915/543-5983
Greg Shearman
915/543-4022

El Paso Electric Announces Fourth Quarter and Annual Financial Results

Overview

•
For the fourth quarter of 2012, EE reported net income of $4.8 million, or $0.12 basic and diluted earnings per share. In the fourth quarter of 2011, EE reported net income of $5.5 million, or $0.14 and $0.13 basic and diluted earnings per share, respectively.

•
For the twelve months ended December 31, 2012, EE reported net income of $90.8 million, or $2.27 and $2.26 basic and diluted earnings per share, respectively. Net income for the twelve months ended December 31, 2011 was $103.5 million, or $2.49 and $2.48 basic and diluted earnings per share, respectively.

“We were pleased with the overall financial results for the year which included increased kWh retail sales reflecting steady customer growth in our service territory,” said Tom Shockley, Chief Executive Officer. “Our earnings for the fourth quarter of 2012 were consistent with our expectations given the Texas rate decrease, which went into effect on May 1, 2012, and the milder winter weather in our service territory.”

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

Earnings Summary

The table and explanations below present the major factors affecting 2012 net income relative to 2011 net income.

	Quarter Ended			Twelve Months Ended
	Pre-Tax Effect	After-Tax Net Income	Basic EPS	Pre-Tax Effect	After-Tax Net Income	Basic EPS
December 31, 2011		$5,453	$0.14		$103,539	$2.49
Changes in:
Allowance for Funds Used During Construction	$1,786	1,559	0.04	$1,991	1,745	0.04
Non Palo Verde O&M	2,123	1,401	0.04	(6,551)	(4,324)	(0.11)
Depreciation and amortization expense	1,329	877	0.02	2,775	1,831	0.05
Transmission revenues	83	55	—	(2,705)	(1,785)	(0.04)
Retail non-fuel base revenues	(3,744)	(2,471)	(0.06)	(9,674)	(6,385)	(0.16)
Deregulated Palo Verde Unit 3 revenues	(421)	(278)	(0.01)	(4,972)	(3,282)	(0.08)
Other		(1,777)	(0.05)		(493)	—
December 31, 2012		$4,819	$0.12		$90,846	$2.19
Change in weighted average number of shares			—			0.08
December 31, 2012			$0.12			$2.27

Fourth Quarter 2012

Income for the quarter ended December 31, 2012, when compared to the same period last year, was positively affected by:

•	Increased allowance for funds used during construction (“AFUDC”) due to higher balances of construction work in progress subject to AFUDC.

•
Decreased non Palo Verde O&M primarily due to decreased transmission operating expense resulting from a $1.6 million credit recorded in the fourth quarter of 2012 related to the settlement of a rate case for the purchase of transmission with no comparable activity in the fourth quarter of 2011, decreased planned maintenance outages at our local fossil-fuel generating plants, and decreased customer accounts and service expense, partially offset by increased administrative and general expense.

•	Decreased depreciation and amortization due to reduced depreciation rates on gas-fired generating units and on transmission and distribution plant as a result of the Texas rate case settlement.

Income for the quarter ended December 31, 2012, when compared to the same period last year, was negatively affected by:

•
Decreased retail non-fuel base revenues due to a reduction in non-fuel base rates for our Texas customers, and a 3.6% decrease in kWh sales to our residential customers due to milder winter weather in the three months ended December 31, 2012 compared to the same period in 2011.

Year to Date

Earnings for the twelve months ended December 31, 2012, when compared to the same period last year, were positively affected by:

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

•	A decrease in the weighted average number of shares outstanding as a result of our 2011 repurchases of common stock.

•
Decreased depreciation and amortization expense due to a reduction in depreciation rates for Palo Verde reflecting the approval of a license extension for Palo Verde by the NRC in April 2011, and reduced depreciation rates on gas-fired generating units and on transmission and distribution plant as a result of the Texas rate case settlement in 2012. The depreciation rate reductions were partially offset by higher depreciation expense due to an increase in depreciable plant.

•	Increased AFUDC primarily due to higher balances of construction work in progress subject to AFUDC.

Earnings for the twelve months ended December 31, 2012, when compared to the same period last year, were negatively affected by:

•
Decreased retail non-fuel base revenues due to a 4.1% and 7.4% decrease in non-fuel base revenues from sales to small commercial and industrial customers and large commercial and industrial customers, respectively. Revenues from these customer classes decreased primarily due to a reduction in non-fuel base rates in Texas effective May 1, 2012. KWh sales to large commercial and industrial customers also decreased 1.2%.

•
Increased non Palo Verde O&M primarily due to increased employee pension and benefits expense reflecting lower discount rates used to determine pension and other postretirement benefits costs, and increased fossil-fuel plant O&M expense primarily due to the timing of planned maintenance of our gas-fired generating units, partially offset by decreased customer accounts and service expense.

•
Decreased revenues from retail sales of deregulated Palo Verde Unit 3 power due to lower proxy market prices associated with the decline in natural gas prices, an 11% decrease in generation at Palo Verde Unit 3 due to the March 17 through April 17, 2012 refueling outage with no comparable outage in the prior year, and an 18.4% increase in the cost of nuclear fuel burned.

•
Decreased transmission revenues due to a 2011 settlement agreement with Tucson Electric Power Company involving a transmission dispute that resulted in one-time income of $3.9 million, pre-tax, recorded in the third quarter of 2011.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues decreased $3.7 million, pre-tax, or 3.1% in the fourth quarter of 2012 compared to the same period in 2011 due to a reduction in non-fuel base rates for our Texas customers which became effective May 1, 2012 and primarily impacted commercial and industrial customers. Non-fuel base revenues from sales to small commercial and industrial customers and large commercial and industrial customers decreased 5.3% and 9.4%, respectively, in the fourth quarter. The decrease in non-fuel base revenues was also due to a decrease in kWh sales in our residential customer class reflecting milder winter weather in the three months ended December 31, 2012 compared to the same period in 2011. Heating degree days decreased 27.6% in the fourth quarter of 2012 compared to the same period in 2011, and were 16.5% below the 10-year average. KWH sales to public authorities increased 3.1% and non-fuel base revenues from public authorities increased 4.0%. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 10 of the release.

For the twelve months ended December 31, 2012, retail non-fuel base revenues decreased by $9.7 million, pre-tax, or 1.7% compared to the same period in 2011. The decrease in revenues was due to a reduction in non-fuel base rates to Texas customers which primarily impacted commercial and industrial customers. Non-fuel base revenues from sales to small commercial and industrial customers and large commercial and industrial customers decreased 4.1% and 7.4%, respectively. In addition, increased use of lower interruptible rates and decreased consumption by several large commercial and industrial customers contributed to the decrease in non-fuel base revenues. KWh sales to large commercial and industrial customers decreased 1.2%. KWh sales to small

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

commercial and industrial customers increased 0.6% primarily due to the 0.8% increase in the average number of customers served. KWh sales to residential customers increased 0.6% due to the 1.4% increase in the average number of customers served despite significantly milder weather in 2012 compared to 2011. During the twelve months ended December 31, 2012, cooling degree days decreased 8.3% when compared to the same period in 2011 but were 9.2% above the 10-year average. Heating degree days decreased 16.4% during the twelve months ended December 31, 2012 when compared to the same period in 2011and were 9.8% below the 10-year average. KWh sales to public authorities increased 2.4% and non-fuel base revenues from public authorities increased 1.9%. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 12 of the release.

Rate Matters

On April 17, 2012, the City Council of El Paso, Texas approved the settlement of our 2012 Texas retail rate case in PUCT Docket No. 40094. For Texas service areas outside of the city limits of El Paso, the settlement was filed with the PUCT, and the PUCT approved the settlement, on May 18, 2012. In the settlement, we agreed to a reduction in our non-fuel base rates of $15 million annually, with the decrease being allocated primarily to Texas commercial and industrial customer classes. The rate decrease was effective May 1, 2012. The settlement also allowed us to revise the depreciation rates for our gas-fired generating units and for transmission and distribution plant that lowers depreciation expense by $4.1 million annually.

Capital and Liquidity

In December 2012, we issued $150 million of 3.30% Senior Notes, due to mature on December 15, 2022, to fund construction expenditures and to repay the outstanding balance of our revolving credit facility (the "RCF") used for working capital and general corporate purposes. We continue to maintain a strong capital structure in which common stock equity represented 44.7% of our capitalization (common stock equity, long-term debt, and short-term borrowings under the RCF). The 3.30% Senior Note issuance, cash from operations, and our RCF are expected to provide the liquidity needed by the Company to fund its capital requirements for the next 12 months. In addition, we should continue to have access to the capital markets on favorable terms. At December 31, 2012, we had a balance of $111.1 million in cash and cash equivalents.

Cash flows from operations for the twelve months ended December 31, 2012 were $273.1 million compared to $251.5 million in the corresponding period in 2011. The primary factor affecting the increased cash flow was an increase in the collection of deferred fuel revenues in 2012. The difference between fuel revenues collected and fuel expense incurred is deferred to be either refunded (over-recoveries) or surcharged (under-recoveries) to customers in the future. During the twelve months ended December 31, 2012, the Company had a fuel over-recovery, net of refunds, of $11.7 million, as compared to an under-recovery of fuel costs, net of refunds, of $26.0 million during the twelve months ended December 31, 2011. At December 31, 2012, we had a net fuel over-recovery balance of $4.6 million, including $2.3 million in Texas and $2.3 million in New Mexico.
During the twelve months ended December 31, 2012, our primary capital requirements were for the construction and purchase of electric utility plant, purchases of nuclear fuel, and payment of common stock dividends. Capital requirements for new electric plant were $202.4 million for the twelve months ended December 31, 2012 and $178.0 million for the twelve months ended December 31, 2011. Capital requirements for purchases of nuclear fuel were $46.0 million for the twelve months ended December 31, 2012 and $39.6 million for the twelve months ended December 31, 2011. Rio Grande Resources Trust (the “RGRT”) is the trust through which we finance our portion of nuclear fuel for Palo Verde and is consolidated in the Company's financial statements.

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

On January 17, 2013, the Board of Directors declared a quarterly cash dividend of $0.25 per share payable on March 29, 2013 to shareholders of record on March 14, 2013. On December 28, 2012, we paid $10.0 million of dividends to shareholders. We paid a total of $38.9 million in cash dividends during the twelve months ended December 31, 2012. We expect to continue paying quarterly dividends during 2013 and we expect to review the dividend policy in the second quarter of 2013.

No shares of common stock were repurchased during the twelve months ended December 31, 2012. As of December 31, 2012, a total of 393,816 shares remain available for repurchase under the currently authorized stock repurchase program. The Company may repurchase shares in the open market from time to time.
On August 28, 2012, we completed a refunding transaction related to our 2005 Series A refunding pollution control bonds totaling $59.2 million in which new pollution control bonds totaling $59.2 million were issued at a fixed rate of 4.5%. The bonds are unsecured and will mature in 2042. On August 28, 2012, we also completed a remarketing transaction related to our 2002 Series A refunding pollution control bonds totaling $33.3 million in which new pollution control bonds totaling $33.3 million were issued at a fixed rate of 1.875%. The bonds are unsecured and mature in 2032 although they are due to be remarketed in 2017.

We maintain the RCF for working capital and general corporate purposes and financing of nuclear fuel through the RGRT. The RCF has a term ending September 2016. On March 29, 2012, we increased the aggregate unsecured borrowing available under the RCF from $200 million to $300 million. The terms of the agreement provide that amounts we borrow under the RCF may also be used for working capital and general corporate purposes. The total amount borrowed for nuclear fuel by RGRT was $132.2 million at December 31, 2012 of which $22.2 million had been borrowed under the RCF and $110 million was borrowed through senior notes. Borrowings by RGRT for nuclear fuel were $123.4 million as of December 31, 2011, of which $13.4 million had been borrowed under the RCF and $110 million was borrowed through senior notes. Interest costs on borrowings to finance nuclear fuel are accumulated by RGRT and charged to us as fuel is consumed and recovered through fuel recovery charges. No borrowings were outstanding at December 31, 2012 under the RCF for working capital or general corporate purposes. At December 31, 2011, $20.0 million was outstanding under the RCF for working capital and general corporate purposes.

2013 Earnings Guidance

We are providing earnings guidance for 2013 within a range of $2.20 to $2.60 per basic share.

Conference Call

A conference call to discuss fourth quarter 2012 earnings is scheduled for 9:00 A.M. Eastern Daylight Time, on February 19, 2013. The dial-in number is 888-428-9480 with a conference ID number of 1634701. The conference leader will be Steven P. Busser, Vice President - Treasurer. A replay will run through March 6, 2013 with a dial-in number of 888-203-1112 and a conference ID number of 1634701. The conference call and presentation slides will be webcast live on the Company's website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) recovery of capital investments and operating costs through rates in Texas and New Mexico; (iii) uncertainties and instability in the general economy and the resulting impact on EE's sales and profitability; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the size of our construction program and our ability to complete construction on budget and on time; (vi) costs at Palo Verde; (vii) deregulation and competition in the electric utility industry; (viii) possible increased costs of compliance with environmental or other laws, regulations and policies; (ix) possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities; (x) uncertainties and instability in the financial markets and the resulting impact on EE's ability to access the capital and credit markets; and (xi) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE's filings are available from the Securities and Exchange Commission or may be obtained through EE's website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric •P.O.Box 982 • El Paso, Texas 79960

El Paso Electric Company and Subsidiary
Consolidated Statements of Operations
Quarter Ended December 31, 2012 and 2011
(In thousands except for per share data)
(Unaudited)

	2012	2011	Variance

Operating revenues, net of energy expenses:
Base revenues	$115,768	$119,486	$(3,718)	(a)
Deregulated Palo Verde Unit 3 proxy market pricing	2,755	3,176	(421)
Other	7,388	8,072	(684)
Operating Revenues Net of Energy Expenses	125,911	130,734	(4,823)

Other operating expenses:
Other operations and maintenance	49,971	52,094	(2,123)
Palo Verde operations and maintenance	29,193	29,660	(467)
Taxes other than income taxes	13,812	12,430	1,382
Other income (deductions)	1,077	446	631
Earnings Before Interest, Taxes, Depreciation and Amortization	34,012	36,996	(2,984)	(b)

Depreciation and amortization	19,227	20,556	(1,329)
Interest on long-term debt	13,805	13,520	285
AFUDC and capitalized interest	5,837	4,044	1,793
Other interest expense	325	212	113
Income Before Income Taxes	6,492	6,752	(260)

Income tax expense	1,673	1,299	374

Net Income	$4,819	$5,453	$(634)

Basic Earnings per Share	$0.12	$0.14	$(0.02)

Diluted Earnings per Share	$0.12	$0.13	$(0.01)

Dividends declared per share of common stock	$0.25	$0.22	$0.03

Weighted average number of shares outstanding	40,016	39,957	59

Weighted average number of shares and dilutive
potential shares outstanding	40,090	40,210	(120)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $16.3 million and $16.3 million, respectively.
(b)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary
Consolidated Statements of Operations
Twelve Months Ended December 31, 2012 and 2011
(In thousands except for per share data)
(Unaudited)

	2012	2011	Variance

Operating revenues, net of energy expenses:
Base revenues	$562,600	$572,078	$(9,478)	(a)
Deregulated Palo Verde Unit 3 proxy market pricing	9,848	14,820	(4,972)
Other	29,106	32,459	(3,353)	(b)
Operating Revenues Net of Energy Expenses	601,554	619,357	(17,803)

Other operating expenses:
Other operations and maintenance	198,706	192,155	6,551
Palo Verde operations and maintenance	98,191	99,507	(1,316)
Taxes other than income taxes	57,443	55,561	1,882
Other income (deductions)	4,677	3,362	1,315
Earnings Before Interest, Taxes, Depreciation and Amortization	251,891	275,496	(23,605)	(c)

Depreciation and amortization	78,556	81,331	(2,775)
Interest on long-term debt	54,632	54,115	517
AFUDC and capitalized interest	20,312	18,186	2,126
Other interest expense	1,190	989	201
Income Before Income Taxes	137,825	157,247	(19,422)

Income tax expense	46,979	53,708	(6,729)

Net Income	$90,846	$103,539	$(12,693)

Basic Earnings per Share	$2.27	$2.49	$(0.22)

Diluted Earnings per Share	$2.26	$2.48	$(0.22)

Dividends declared per share of common stock	$0.97	$0.66	$0.31

Weighted average number of shares outstanding	39,974	41,350	(1,376)

Weighted average number of shares and dilutive
potential shares outstanding	40,056	41,587	(1,531)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $74.2 million and $73.5 million, respectively.
(b)	2011 includes $3.9 million related to the settlement of a transmission dispute with Tucson Electric Power Company.
(c)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary
Cash Flow Summary
Twelve Months Ended December 31, 2012 and 2011
(In thousands and Unaudited)

	2012	2011
Cash flows from operating activities:
Net income	$90,846	$103,539
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	78,556	81,331
Deferred income taxes, net	43,561	45,688
Other	47,771	49,768
Change in:
Net overcollection (undercollection) of fuel revenues	11,668	(26,001)
Accounts receivable	13,448	(4,663)
Other	(12,742)	1,855
Net cash provided by operating activities	273,108	251,517

Cash flows from investing activities:
Cash additions to utility property, plant and equipment	(202,387)	(178,041)
Cash additions to nuclear fuel	(46,009)	(39,551)
Decommissioning trust funds	(9,163)	(12,515)
Other	(8,495)	(7,298)
Net cash used for investing activities	(266,054)	(237,405)

Cash flows from financing activities:
Repurchase of common stock	—	(86,508)
Dividends paid	(38,889)	(27,223)
Borrowings under the revolving credit facility	(11,224)	28,675
Proceeds from issuance of long-term senior notes	149,682	—
Other	(3,774)	(32)
Net cash provided by (used for) financing activities	95,795	(85,088)

Net increase (decrease) in cash and cash equivalents	102,849	(70,976)

Cash and cash equivalents at beginning of period	8,208	79,184

Cash and cash equivalents at end of period	$111,057	$8,208

El Paso Electric Company and Subsidiary
Quarter Ended December 31, 2012 and 2011
Sales and Revenues Statistics

			Increase (Decrease)
	2012	2011	Amount	Percentage
MWh sales:
Retail:
Residential	535,277	555,143	(19,866)	(3.6)%
Commercial and industrial, small	540,078	536,137	3,941	0.7%
Commercial and industrial, large	288,246	278,491	9,755	3.5%
Public authorities	390,720	378,968	11,752	3.1%
Total retail sales	1,754,321	1,748,739	5,582	0.3%
Wholesale:
Sales for resale	11,204	10,611	593	5.6%
Off-system sales	647,572	524,838	122,734	23.4%
Total wholesale sales	658,776	535,449	123,327	23.0%
Total MWh sales	2,413,097	2,284,188	128,909	5.6%
Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$46,357	$47,710	$(1,353)	(2.8)%
Commercial and industrial, small	38,718	40,890	(2,172)	(5.3)%
Commercial and industrial, large	9,701	10,704	(1,003)	(9.4)%
Public authorities	20,566	19,782	784	4.0%
Total retail non-fuel base revenues	115,342	119,086	(3,744)	(3.1)%
Wholesale:
Sales for resale	426	400	26	6.5%
Total non-fuel base revenues	115,768	119,486	(3,718)	(3.1)%
Fuel revenues:
Recovered from customers during the period	27,468	35,959	(8,491)	(23.6)%
Under (over) collection of fuel	2,289	(3,607)	5,896	—
New Mexico fuel in base rates (a)	16,273	16,303	(30)	(0.2)%
Total fuel revenues	46,030	48,655	(2,625)	(5.4)%
Off-system sales:
Fuel cost	16,869	13,959	2,910	20.8%
Shared margins	2,326	1,161	1,165	—
Retained margins	274	137	137	100.0%
Total off-system sales	19,469	15,257	4,212	27.6%
Other	7,535	8,265	(730)	(8.8)%
Total operating revenues	$188,802	$191,663	$(2,861)	(1.5)%

(a)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $2.7 million and $3.2 million, respectively.

El Paso Electric Company and Subsidiary
Quarter Ended December 31, 2012 and 2011
Other Statistical Data

			Increase (Decrease)
	2012	2011	Amount	Percentage

Average number of retail customers:
Residential	342,076	337,498	4,578	1.4%
Commercial and industrial, small	37,883	38,154	(271)	(0.7)%
Commercial and industrial, large	51	50	1	2.0%
Public authorities	4,687	4,477	210	4.7%
Total	384,697	380,179	4,518	1.2%

Number of retail customers (end of period):
Residential	341,682	337,659	4,023	1.2%
Commercial and industrial, small	37,712	37,942	(230)	(0.6)%
Commercial and industrial, large	50	49	1	2.0%
Public authorities	4,654	4,596	58	1.3%
Total	384,098	380,246	3,852	1.0%

Weather statistics:			10 Yr Average
Heating degree days	794	1,097	951
Cooling degree days	164	138	119

Generation and purchased power (MWh):			Increase (Decrease)
	2012	2011	Amount	Percentage

Palo Verde	1,146,910	1,107,404	39,506	3.6%
Four Corners	174,553	161,325	13,228	8.2%
Gas plants	706,814	682,962	23,852	3.5%
Total generation	2,028,277	1,951,691	76,586	3.9%
Purchased power	496,700	447,980	48,720	10.9%
Total available energy	2,524,977	2,399,671	125,306	5.2%
Line losses and Company use	111,880	115,483	(3,603)	(3.1)%
Total MWh sold	2,413,097	2,284,188	128,909	5.6%

Palo Verde capacity factor	83.7%	80.6%	3.1%

El Paso Electric Company and Subsidiary
Twelve Months Ended December 31, 2012 and 2011
Sales and Revenues Statistics

				Increase (Decrease)
		2012	2011	Amount	Percentage
MWh sales:
	Retail:
	Residential	2,648,348	2,633,390	14,958	0.6%
	Commercial and industrial, small	2,366,541	2,352,218	14,323	0.6%
	Commercial and industrial, large	1,082,973	1,096,040	(13,067)	(1.2)%
	Public authorities	1,617,606	1,579,565	38,041	2.4%
	Total retail sales	7,715,468	7,661,213	54,255	0.7%
	Wholesale:
	Sales for resale	64,266	62,656	1,610	2.6%
	Off-system sales	2,614,132	2,687,631	(73,499)	(2.7)%
	Total wholesale sales	2,678,398	2,750,287	(71,889)	(2.6)%
	Total MWh sales	10,393,866	10,411,500	(17,634)	(0.2)%
Operating revenues (in thousands):
	Non-fuel base revenues:
	Retail:
	Residential	$234,095	$234,086	$9	—
	Commercial and industrial, small	188,014	196,093	(8,079)	(4.1)%
	Commercial and industrial, large	42,041	45,407	(3,366)	(7.4)%
	Public authorities	96,132	94,370	1,762	1.9%
	Total retail non-fuel base revenues	560,282	569,956	(9,674)	(1.7)%
	Wholesale:
	Sales for resale	2,318	2,122	196	9.2%
	Total non-fuel base revenues	562,600	572,078	(9,478)	(1.7)%
	Fuel revenues:
	Recovered from customers during the period (a)	130,193	145,130	(14,937)	(10.3)%
	Under (over) collection of fuel	(18,539)	13,917	(32,456)	—
	New Mexico fuel in base rates (b)	74,154	73,454	700	1.0%
	Total fuel revenues	185,808	232,501	(46,693)	(20.1)%
	Off-system sales:
	Fuel cost	62,481	74,736	(12,255)	(16.4)%
	Shared margins	9,191	3,883	5,308	—
	Retained margins	1,098	(560)	1,658	—
	Total off-system sales	72,770	78,059	(5,289)	(6.8)%
	Other (c)	31,703	35,375	(3,672)	(10.4)%
	Total operating revenues	$852,881	$918,013	$(65,132)	(7.1)%

(a)	Excludes $6.9 million and $12.0 million of refunds in 2012 and 2011, respectively, related to prior periods Texas deferred fuel revenues.
(b)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $9.8 million and $14.8 million, respectively.
(c)	2011 includes $3.9 million related to the settlement of a transmission dispute with Tucson Electric Power Company.

El Paso Electric Company and Subsidiary
Twelve Months Ended December 31, 2012 and 2011
Other Statistical Data

			Increase (Decrease)
	2012	2011	Amount	Percentage

Average number of retail customers:
Residential	340,962	336,219	4,743	1.4%
Commercial and industrial, small	37,966	37,652	314	0.8%
Commercial and industrial, large	50	50	—	—
Public authorities	4,610	4,626	(16)	(0.3)%
Total	383,588	378,547	5,041	1.3%

Number of retail customers (end of period):
Residential	341,682	337,659	4,023	1.2%
Commercial and industrial, small	37,712	37,942	(230)	(0.6)%
Commercial and industrial, large	50	49	1	2.0%
Public authorities	4,654	4,596	58	1.3%
Total	384,098	380,246	3,852	1.0%

Weather statistics:			10 Yr Average
Heating degree days	2,009	2,402	2,228
Cooling degree days	2,876	3,135	2,633

Generation and purchased power (MWh):			Increase (Decrease)
	2012	2011	Amount	Percentage

Palo Verde	5,045,772	4,942,055	103,717	2.1%
Four Corners	655,108	647,932	7,176	1.1%
Gas plants (a)	3,560,763	3,346,789	213,974	6.4%
Total generation	9,261,643	8,936,776	324,867	3.6%
Purchased power	1,768,810	2,135,124	(366,314)	(17.2)%
Total available energy	11,030,453	11,071,900	(41,447)	(0.4)%
Line losses and Company use	636,587	660,400	(23,813)	(3.6)%
Total MWh sold	10,393,866	10,411,500	(17,634)	(0.2)%

	Palo Verde capacity factor	92.3%	90.7%	1.6%

(a)	2011 gas plant generation includes 193,460 MWhs related to pre-commercial testing of Newman Unit 5 Phase II. Newman Unit 5 Phase II began commercial operation on April 30, 2011.

El Paso Electric Company and Subsidiary
Financial Statistics
At December 31, 2012 and 2011
(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2012	2011

Cash and cash equivalents	$111,057	$8,208

Common stock equity	$824,999	$760,251
Long-term debt	999,535	816,497
Total capitalization	$1,824,534	$1,576,748

Current maturities of long-term debt	$—	$33,300

Short-term borrowings under the revolving credit facility	$22,155	$33,379

Number of shares - end of period	40,112,078	39,959,154

Book value per common share	$20.57	$19.03

Common equity ratio (a)	44.7%	46.3%
Debt ratio	55.3%	53.7%

(a)	The capitalization component includes common stock equity, long-term debt and the current maturities of long-term debt, and short-term borrowings under the revolving credit facility.